                          SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


                         Filed by the Registrant [X]

               Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or
     Section 240.14a-12

                           ALLEGIANT BANCORP, INC.
              (Name of Registrant as Specified in its Charter)
                                     N/A
    (Name of Person Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]      No Fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

         1) Title of each class of securities to which transaction applies:
         2) Aggregate number of securities to which transaction applies:
         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         4) Proposed maximum aggregate value of transaction:
         5) Total Fee paid:

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of our filing.

1)       Amount Previously Paid:
2)       Form, Schedule or Registration Statement No.:
3)       Filing Party:
4)       Date Filed:

                    [Allegiant Bancorp, Inc. Letterhead]




                                April 5, 2003




Dear Fellow Shareholders:

         Our annual meeting of shareholders will be held at the Hilton St. Louis Frontenac, 1335 S. Lindbergh Blvd., St. Louis, Missouri 63131, at 3:00 p.m., local time, on Thursday, May 8, 2003. The Notice of Annual Meeting of Shareholders, Proxy Statement and proxy that accompany this letter outline fully matters on which action is expected to be taken at the Annual Meeting.

         We cordially invite you to attend the annual meeting. Even if you plan to be present at the meeting, we request that you date, sign and return the enclosed proxy in the envelope provided so that your shares will be represented at the meeting. The mailing of an executed proxy will not affect your right to vote in person should you later decide to attend the annual meeting.

                                  Sincerely,



                                  MARVIN S. WOOL
                                  Chairman of the Board

                           ALLEGIANT BANCORP, INC.
                             10401 CLAYTON ROAD
                          ST. LOUIS, MISSOURI 63131
                                314-692-8800


                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                      TO BE HELD THURSDAY, MAY 8, 2003




Dear Shareholder:

         The annual meeting of shareholders of Allegiant Bancorp, Inc., a Missouri corporation, will be held at the Hilton St. Louis Frontenac, 1335
S. Lindbergh Blvd., St. Louis, Missouri 63131, on Thursday, May 8, 2003, at 3:00 p.m., local time, for the following purposes:

         1. To elect five Class III members and one Class II member of the Board of Directors; and

         2. To consider and act upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

         Our board of directors has fixed the close of business on March 21, 2003 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment or postponement of the meeting.

         The accompanying Proxy Statement sets forth important information and is deemed incorporated by reference in this notice.

                                       By Order of the Board of Directors,



                                       KEVIN R. FARRELL
                                       Secretary

April 5, 2003






WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES AT THE MEETING. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

                           ALLEGIANT BANCORP, INC.
                             10401 CLAYTON ROAD
                          ST. LOUIS, MISSOURI 63131
                                314-692-8800

                               PROXY STATEMENT

                  FOR ANNUAL MEETING OF SHAREHOLDERS TO BE
                        HELD ON THURSDAY, MAY 8, 2003

                              -----------------

                                   GENERAL


         This Proxy Statement is furnished to the shareholders of Allegiant Bancorp, Inc., a Missouri corporation, in connection with the solicitation of proxies for use at the annual meeting of shareholders to be held at the Hilton St. Louis Frontenac, 1335 S. Lindbergh Blvd., St. Louis, Missouri 63131, at 3:00 p.m., local time, on Thursday, May 8, 2003, and at any adjournment or postponement of such meeting, for the purposes set forth in the accompanying notice of annual meeting of shareholders.

         Your proxy is being solicited by our board of directors and will be voted in accordance with the instructions contained in the proxy. If no choice is specified, proxies will be voted in favor of the election of the nominees for director proposed by our board of directors in Proposal I. A proxy may be revoked at any time before it is voted by filing a written notice of revocation or a later-dated proxy with our corporate secretary at our principal offices or by attending the annual meeting and voting the shares in person. Attendance alone at the annual meeting will not of itself revoke a proxy. Proxies that are properly executed, timely received and not revoked will be voted in the manner indicated thereon at the annual meeting and any adjournment or postponement of such meeting.

         This Proxy Statement, the notice of annual meeting and the accompanying proxy were first mailed to our shareholders on or about April 5, 2003. We will bear the entire expense of soliciting proxies. Proxies will be solicited by mail initially. Our directors, executive officers and employees also may solicit proxies personally or by telephone or other means, but such persons will not be specially compensated for such services. Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

         Only shareholders of record at the close of business on March 21, 2003 are entitled to notice of, and to vote at, the annual meeting. On that date, there were 16,205,777 shares of our common stock, $.01 par value, issued and outstanding. Except as described below with respect to cumulative voting in the election of directors, the holder of each outstanding share of common stock is entitled to one vote on each matter to be acted upon at the annual meeting. Shares subject to abstentions will be treated as shares that are present at the annual meeting for purposes of determining the presence of a quorum and as voted for the purposes of determining the base number of shares voted on any proposal. If a broker or other nominee holder indicates on the proxy that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be treated as present at the annual meeting for purposes of determining the presence of a quorum and will not be considered as voted for purposes of determining the approval of the shareholders on a particular proposal.

         Cumulative voting is applicable to the election of our directors. In the election of directors, a shareholder is entitled to cast as many votes as shall equal the number of shares of our common stock he or she owns multiplied by six, the number of directors to be elected at the annual meeting. A shareholder may cast all votes for a single candidate or may distribute them among two or more candidates as the shareholder may decide. Each duly executed proxy in the form enclosed will be voted "FOR" all the company's nominees listed on such proxy, unless otherwise directed in the proxy. If a shareholder gives a proxy in the form enclosed but withholds authority to vote for one or more of the nominees listed on the proxy, the number of votes represented by such shareholder's proxy shall be divided equally, to the extent practicable without creating fractional votes, among the remaining nominees.

                      PROPOSAL I. ELECTION OF DIRECTORS

         Five individuals will be elected at the annual meeting to serve as Class III directors for a term of three years and one individual will be elected at the annual meeting to serve as Class II director for a term of two years. The six nominees receiving the greatest number of votes at the annual meeting will be elected.

         The persons named as proxies on the accompanying proxy intend to vote all duly executed proxies received by our board of directors for the election of the following individuals nominated by our board of directors:
Leon A. Felman, Douglas P. Helein, Michael R. Hogan, C. Virginia Kirkpatrick and Marvin S. Wool as Class III directors, except as otherwise directed by the shareholder on the proxy, and Nancy C. Pechloff as a Class II director, except as otherwise directed by the shareholder on the proxy.

         Messrs. Felman, Helein, Hogan and Wool, Ms. Kirkpatrick and Ms. Pechloff currently serve as directors. If for any reason Mr. Felman, Mr. Helein, Mr. Hogan, Mr. Wool, Ms. Kirkpatrick or Ms. Pechloff becomes unavailable for election, which is not now anticipated, the persons named in the accompanying proxy will vote for such substitute nominee as is designated by our board of directors.

         OUR BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF LEON
A. FELMAN, DOUGLAS P. HELEIN, MICHAEL R. HOGAN, C. VIRGINIA KIRKPATRICK AND MARVIN S. WOOL AS CLASS III DIRECTORS AND NANCY C. PECHLOFF AS A CLASS II DIRECTOR.

         The name, age, principal occupation or position and other directorships with respect to Messrs. Felman, Helein, Hogan and Wool, Ms. Kirkpatrick and Ms. Pechloff and the other directors whose terms of office will continue after the annual meeting are set forth below.

    CLASS III - TO BE ELECTED FOR A TERM OF THREE YEARS EXPIRING IN 2006

         LEON A. FELMAN, 68, has served as a director since April 1992 and as a director of Allegiant Bank since May 2000. Mr. Felman's business activities have been private investment in financial institutions since 1999. For more than 30 years before that time, he was associated with Sage Systems, Inc., a franchisee of Arby's restaurants in the St. Louis area, and served as its President and Chief Executive Officer. Mr. Felman serves on the board of directors of Dynex, Inc., a Richmond, Virginia-based mortgage real estate investment trust listed on the New York Stock Exchange.

         DOUGLAS P. HELEIN, 51, has served as a director since October 2001. Mr. Helein has been an insurance broker for Welsch, Flatness & Lutz, Inc., an insurance agency, for more than the past five years.

         MICHAEL R. HOGAN, 49, has served as a director since October 2000. Mr. Hogan has been Chief Administrative Officer, Chief Financial Officer and Vice President of Sigma-Aldrich Corporation, a life science company, since April 1999. Prior to that time, he served three years as Corporate Vice President and Controller for Monsanto Company, a manufacturer of agricultural and biotechnology products and other consumer products.

         C. VIRGINIA KIRKPATRICK, 69, has served as a director and as a director of our bank since March 1990. Ms. Kirkpatrick has been President of CVK Personal Management & Training Specialists, a business consulting and human resource management firm, since 1982.

         MARVIN S. WOOL, 74, has served as a director since March 1990 and as our Chairman and the Chairman of Allegiant Bank since March 1992. From March 1992 through December 1998, Mr. Wool served as our Chief Executive Officer. For more than the past five years, Mr. Wool has served as the President and Chief Executive Officer of Dash Multi-Corp, the holding company for subsidiary companies that are in the chemical, cloth coating, carpet and rubber products industries.

      CLASS II - TO BE ELECTED FOR A TERM OF TWO YEARS EXPIRING IN 2005

         NANCY C. PECHLOFF, 50, has served as a director since November 2002. Ms. Pechloff has been an Adjunct Professor of Accounting at the Olin School of Business at Washington University in St. Louis since September 2002. Prior to that time, she was a Senior Audit Partner for 29 years at Arthur Andersen, LLP.

                 CLASS II - TO CONTINUE IN OFFICE UNTIL 2005

         ROBERT L. CHAMBERS, 41, has served as a director since December 2000. Mr. Chambers has been President of Huntleigh Securities Corp., a securities brokerage company, since September 2000. Prior to that time, he was Chief Executive Officer of K.W. Chambers & Co., a regional, full-service broker/dealer, for more than five years.

         LELAND B. CURTIS, 59, has served as a director since April 1996 and was a director of Allegiant Bank from May 2000 to November 2001. Mr. Curtis has been a partner in the St. Louis, Missouri law firm of Curtis, Oetting, Heinz, Garrett & O'Keefe, P.C. for more than the past five years.

         SHAUN R. HAYES, 43, has served as a director and our President since June 1989 and became our Chief Executive Officer in January 1999. Additionally, Mr. Hayes has served as a director of Allegiant Bank since 1990 and as its President and Chief Executive Officer since May 1992.

         JOHN L. WEISS, 47, has served as a director since March 1999 and as a director of Allegiant Bank since May 1997. Mr. Weiss has been President of Brentwood Volvo, an automobile dealership in St. Louis, Missouri, for more than 15 years and has been the General Manager of Feld Toyota, an automobile dealership in St. Louis, Missouri, since February 2000.

                 CLASS I - TO CONTINUE IN OFFICE UNTIL 2004

         KEVIN R. FARRELL, 51, has served as a director since June 1989, as our Secretary since 1994 and as a director of Allegiant Bank since 1990. Mr. Farrell has been President of Great Ledge Development, formerly St. Louis Steel Products, a metal forming company, since its founding in 1990.

         RICHARD C. FELLHAUER, 61, has served as a director since December 2000. Mr. Fellhauer has been a Senior Vice President of Allegiant Bank since November 2000. Prior to that time, he was the President,

Chief Executive Officer and Chairman of the Board of Equality Bancorp, Inc., the holding company for Equality Savings Bank, from 1982 to November 2000.

         THOMAS M. TESCHNER, 46, has served as a director of Allegiant Bancorp, Inc. and as a director of Allegiant Bank since October 2001. Mr. Teschner has been a private investor since October 2001. Prior to that time, he was the President and Chief Executive Officer of Southside Bancshares Corp., the holding company for South Side National Bank, from 1992 through September 2001.

         ROBERT E. WALLACE, JR., 46, has served as a director since October 2000. Mr. Wallace has been the Senior Vice President of
Administration/General Counsel of the St. Louis Rams, a professional football team, since 1995.

         LEE S. WIELANSKY, 51, has served a director since March 1990, was a director of Allegiant Bank from January 1999 to November 2001 and served as Vice Chairman of Allegiant Bank from February 1999 through November 2001.
Mr. Wielansky has been the President and Chief Executive Officer of JDN Development Company since November 2000 and a member of its board of directors since February 2001. He has been a member of the board of directors of Acadia Realty, a real estate investment trust listed on the New York Stock Exchange, since June 2000. Prior to that time, he was Managing Director of Investments and a member of the board of directors of Regency Realty Corporation, a publicly-held real estate investment trust, for more than three years.

                           * * * * * * * * * * * *

         We received a shareholder proposal for election of The Reverend Darrel C. Curtis, D.D.,D. Min-C as a director. Reverend Curtis was not nominated by our board of directors. However, as required by the Securities Exchange Act of 1934, we have included the shareholder proposal in this Proxy Statement and the proxy.

         As discussed below under "Shareholder Proposal," the proposed nomination of Reverend Curtis was not made in accordance with our director nomination procedures. The procedures, which are set forth in our by-laws and were specifically described in our Proxy Statement for our 2002 annual meeting, require a shareholder to provide us written notice of his or her intent to nominate an individual for election to the board of directors at this year's annual meeting not earlier than the 90th day prior to the annual meeting nor later than the close of business on the 60th day prior to the annual meeting. In addition, the notice must provide biographical information regarding the director nominee similar to information provided on directors in this Proxy Statement. The shareholder proposal was not submitted in accordance with either of these requirements. As a result, Reverend Curtis has not been properly nominated for a director at the meeting. Accordingly, a proxy marked "for" the shareholder proposal will not result in a vote being cast to elect him by the proxies in the election of directors.

         The board believes that the procedures set forth in the by-laws are reasonable to assure the orderly conduct of shareholder meetings and are not unduly burdensome for shareholders. Thus, the board believes that it is in the best interests of the company and all its shareholders that the published procedures for shareholder proposals be applied consistently and uniformly.

               VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

       SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

         The following table sets forth information regarding the amount of our common stock and trust preferred securities of our affiliates beneficially owned, as of March 21, 2003, by each person who is a named executive officer, director or known by us to own beneficially more than 5% of our common stock, and all of our directors and executive officers as a group:

                                                                CAPITAL TRUST I               CAPITAL TRUST II
                                       COMMON STOCK(1)    TRUST PREFERRED SECURITIES(2) TRUST PREFERRED SECURITIES(3)
                                 -----------------------  ----------------------------- -----------------------------
                                    NUMBER                    NUMBER                        NUMBER
                                   OF SHARES                 OF SHARES                     OF SHARES
          NAME OF                BENEFICIALLY   PERCENT    BENEFICIALLY      PERCENT     BENEFICIALLY       PERCENT
     BENEFICIAL OWNER                OWNED      OF CLASS       OWNED         OF CLASS        OWNED          OF CLASS
     ----------------            -------------  --------   ------------      --------    ------------       --------
     Robert L. Chambers             32,945 (4)     (23)             -            -              -              -
     Leland B. Curtis               58,860 (5)     (23)             -            -              -              -
     Kevin R. Farrell              362,688 (6)      2.2           700          (23)             -              -
     Richard C. Fellhauer          155,663 (7)      1.0             -            -              -              -
     Leon A. Felman              1,297,511 (8)      8.0        40,020           2.3             -              -
     Shaun R. Hayes                555,185 (9)      3.4             -            -              -              -
     Douglas P. Helein             310,722 (10)     1.9             -            -              -              -
     Michael R. Hogan               22,500 (11)    (23)             -            -              -              -
     C. Virginia Kirkpatrick       155,804 (12)     1.0         1,000          (23)             -              -
     Nancy C. Pechloff               2,679 (13)    (23)             -            -              -              -
     Thomas M. Teschner            203,827 (14)     1.3             -            -              -              -
     Robert E. Wallace, Jr.         18,242 (15)    (23)             -            -              -              -
     John L. Weiss                  38,954 (16)    (23)             -            -          2,000            (23)
     Lee S. Wielansky              153,628 (17)     1.0        10,000          (23)             -              -
     Marvin S. Wool                791,573 (18)     4.9             -            -         24,000             1.5
     Jeffrey S. Schatz              38,362 (19)    (23)             -            -              -              -
     Paul F. Glarner                60,351 (20)    (23)             -            -              -              -
     Arthur E. Weiss                22,935 (21)    (23)             -            -              -              -
     Thomas A. Daiber               49,504 (22)    (23)             -            -              -              -

     All directors and executive
      officers as a group
      (19 persons)               4,331,932 (24)    25.9%       51,720           3.0%       26,000             1.6%

NAME OF OTHER
PRINCIPAL SECURITY HOLDER
-------------------------
     First Banks, Inc. (25)      1,205,929          7.4%            -            -              -              -

----------------------

(1) Except as otherwise indicated, each individual has sole voting and investment power over the shares listed beside his or her name and is deemed to own shares issuable upon exercise of stock options which were exercisable at March 21, 2003 or which were to become exercisable within 60 days thereafter. The percentage calculations for beneficial ownership are based upon 16,205,777 shares of our common stock that were issued and outstanding as of March 21, 2003, plus, with respect to each individual and for all directors and executive officers as a group, the number of shares subject to options that may be acquired upon exercise within 60 days after March 21, 2003.


                                     5


(2) The percentage calculations for beneficial ownership are based upon 1,725,000 shares of non-voting trust preferred securities of Allegiant Capital Trust I that were issued and outstanding as of March 21, 2003. We own all of the common securities of Allegiant Capital Trust I.

(3) The percentage calculations for beneficial ownership are based upon 1,600,000 shares of non-voting trust preferred securities of Allegiant Capital Trust II that were issued and outstanding as of March 21, 2003. We own all of the common securities of Allegiant Capital Trust II.

(4) Total includes 17,734 shares subject to stock options exercisable within 60 days.

(5) Total includes: 14,533 shares held jointly with Mr. Curtis's spouse; 13,464 shares held in Mr. Curtis's IRA plan; 5,971 shares held in the Curtis Oetting, et al. profit sharing plan; and 24,850 shares subject to stock options exercisable within 60 days.

(6) Total includes: 196,509 shares held of record by Pentastar Family Holdings, Inc.; 96,052 shares held of record by Cuttyhunk Investments, LLC; 1,771 shares held by Fidelity Investments as Trustee for the IRA of Mr. Farrell's spouse; 1,512 shares held by NFSC/FMTC as Trustee for the IRA of Mr. Farrell's spouse; 54,011 shares held by Fidelity Investments in Mr. Farrell's IRA plans; and 9,950 shares subject to stock options exercisable within 60 days.

(7) Total includes: 23,229 shares held jointly with Mr. Fellhauer's spouse; 1,839 shares held by Mr. Fellhauer as custodian for his two children; 3,661 shares held in the IRA account of Mr. Fellhauer's spouse; 77,171 shares held subject to our section 401(k) plan; 23,035 shares held in Mr. Fellhauer's IRA plan; 383 shares held jointly with another individual; and 25,734 shares subject to stock options exercisable within 60 days.

(8) Total includes: 62,400 shares held in the Leon A. Felman Family Trust of which Mr. Felman is the voting trustee; 1,179,600 shares held in the Felman Family Partnership, LP of which Mr. Felman is the voting partner; and 5,000 shares subject to stock options exercisable within 60 days. Mr. Felman's address is 2122 Kratky Road, St. Louis, MO 63114.

(9) Total includes: 5,140 shares held for the benefit of Mr. Hayes's children as to which he has voting rights; 2 shares held of record by Mr. Hayes's spouse; 4,425 shares held subject to our section 401(k) plan; 21,000 shares of restricted stock; and 118,074 shares subject to stock options exercisable within 60 days.

(10) Total includes 5,000 shares subject to stock options exercisable within 60 days.

(11) Total includes 12,500 shares subject to stock options exercisable within 60 days.

(12) Total includes: 16,033 shares held jointly with Ms. Kirkpatrick's spouse; 3,015 shares held of record by Ms. Kirkpatrick's spouse; 25,927 shares held in the IRA plan of Ms. Kirkpatrick's spouse; 7,118 shares held jointly with Ms. Kirkpatrick's children; 9,950 shares held in Ms. Kirkpatrick's SEP account; and 14,950 shares subject to stock options exercisable within 60 days.

(13) Total includes 2,679 shares held as tenants by entirety with Ms. Pechloff's spouse.

(14) Total includes: 23,958 shares held jointly with Mr. Teschner's spouse; and 5,000 shares subject to stock options exercisable within 60 days.

(15) Total includes: 5,741 shares held jointly with Mr. Wallace's spouse; and 12,500 shares subject to stock options exercisable within 60 days.

(16) Total includes: 3,256 shares held in the IRA account of Mr. Weiss's spouse; 723 shares held jointly with Mr. Weiss's spouse; 750 shares held jointly with Mr. Weiss's mother; 5,967 shares held in Mr. Weiss's IRA plan; and 18,094 shares subject to stock options exercisable within 60 days.

(17) Total includes 24,850 shares subject to stock options exercisable within 60 days.


                                     6


(18) Total includes: 76,005 shares held by the Dash Industries Pension Plan; 63,636 shares held in trusts for the benefit of Mr. Wool's children; 11,216 shares held jointly with Mr. Wool's spouse; and 47,845 shares subject to stock options exercisable within 60 days.

(19) Total includes: 1,162 shares held subject to our section 401(k) plan; 3,000 shares held jointly with Mr. Schatz's spouse; 12,000 shares of restricted stock; and 22,200 shares subject to stock options exercisable within 60 days.

(20) Total includes: 4,522 shares held subject to our section 401(k) plan; 111 shares held by Mr. Glarner as custodian for his daughter; 1,074 shares held jointly with Mr. Glarner's spouse; 12,000 shares of restricted stock; and 39,000 shares subject to stock options exercisable within 60 days.

(21) Total includes: 4,000 shares held jointly with Mr. Weiss's spouse, 1,411 shares held subject to our section 401(k) plan; 524 shares held in Mr. Weiss's IRA plan; 7,000 shares of restricted stock; and 10,000 shares subject to stock options exercisable within 60 days.

(22) Total includes: 1,299 shares held subject to our section 401(k) plan; 5,250 shares of restricted stock; and 30,500 shares subject to stock options exercisable within 60 days.

(23)   Less than one percent.

(24) Total includes 62,500 shares of restricted stock and 444,381 shares subject to stock options exercisable within 60 days.

(25) First Banks, Inc.'s address is 135 North Meramec, Clayton, MO 63105. The number of shares reported beneficially owned by First Banks is based upon information furnished by our transfer agent, UMB Bank, N.A. In September 2002, we entered into an exchange agreement that provides for First Banks, Inc. to acquire our wholly-owned banking subsidiary, Bank of Ste. Genevieve, in exchange for approximately 974,150 shares of Allegiant common stock that is currently held by First Banks, Inc. The transaction, which is subject to regulatory approval, is expected to be completed in the first half of 2003. After the transaction is completed, First Banks, Inc. will own approximately 231,779 shares or 1.5% of our outstanding common stock.

                    EQUITY COMPENSATION PLAN INFORMATION

         The following table sets forth information regarding our equity compensation plans as of March 21, 2003. We currently have no equity compensation plans that were not approved by shareholders.


---------------------------------------------------------------------------------------------------------------------
                                                                                            NUMBER OF SECURITIES
                                                                                           REMAINING AVAILABLE FOR
                                      NUMBER OF SECURITIES TO      WEIGHTED-AVERAGE         FUTURE ISSUANCE UNDER
                                      BE ISSUED UPON EXERCISE      EXERCISE PRICE OF      EQUITY COMPENSATION PLANS
                                      OF OUTSTANDING OPTIONS,    OUTSTANDING OPTIONS,       (EXCLUDING SECURITIES
                                        WARRANTS AND RIGHTS       WARRANTS AND RIGHTS     REFLECTED IN COLUMN (A))

           PLAN CATEGORY                        (A)                       (B)                        (C)
---------------------------------------------------------------------------------------------------------------------
 Equity compensation plans
 approved by security holders               1,167,984                   $12.73                   1,216,791
---------------------------------------------------------------------------------------------------------------------
 Equity compensation plans not
 approved by security holders                       0                        0                           0
---------------------------------------------------------------------------------------------------------------------
                TOTAL                       1,167,984                   $12.73                   1,216,791
---------------------------------------------------------------------------------------------------------------------

                      BOARD OF DIRECTORS AND COMMITTEES

         During 2002, our board of directors met seven times, including regularly scheduled and special meetings. During the year all of the directors attended at least 85% of all meetings held by the board of directors and all committees upon which they served.

         Our board of directors has a standing executive committee, audit committee, directors' and executives' compensation committee and corporate governance committee.

         EXECUTIVE COMMITTEE. Marvin S. Wool (Chairperson), Shaun R. Hayes,
C. Virginia Kirkpatrick, Kevin R. Farrell and Lee S. Wielansky are members of our executive committee. The executive committee may exercise all powers of our board of directors that may be lawfully delegated when the board of directors is not in session. The executive committee met 11 times during 2002.

         AUDIT COMMITTEE. C. Virginia Kirkpatrick (Chairperson), Leon A. Felman, John L. Weiss, Robert L. Chambers, Douglas P. Helein, Thomas M. Teschner and Nancy C. Pechloff are members of our audit committee. The audit committee reviews the scope of engagement of our independent public accountants and their reports. The audit committee also meets with the financial staff of our company to review accounting procedures and reports. The audit committee met six times during 2002.

         DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE. The members of the directors' and executives' compensation committee are Lee S. Wielansky (Chairperson), Leland B. Curtis, Michael R. Hogan and Robert E. Wallace, Jr. The directors' and executives' compensation committee reviews and recommends the salaries and other compensation of all our directors and executive officers. The directors' and executives' compensation committee met three times during 2002.

         CORPORATE GOVERNANCE COMMITTEE. The board of directors, in December 2002, voted to have a standing corporate governance committee. The corporate governance committee reviews our corporate governance practices and recommends to our board of directors any changes the committee deems necessary or desirable. The corporate governance committee members are Leon A. Felman (Chairperson), Robert L. Chambers, Leland B. Curtis and Robert E. Wallace, Jr. The corporate governance committee did not meet during 2002.

                          COMPENSATION OF DIRECTORS

         There are six regular meetings scheduled for the board during 2003. Non-employee directors are paid a $20,000 annual retainer plus $1,500 per regular scheduled board meeting attended. Directors who also are employed by us are not eligible to receive directors' or committee's fees. Directors serving on our audit committee are paid $500 per year, the chairperson of the audit committee is paid $2,500 per year, directors serving on our executive committee receive $1,000 per year, directors serving on our directors' and executives' compensation committee receive $250 per year, the chairperson of the directors' and executives' compensation committee is paid $500 per year, directors Kevin R. Farrell, John L. Weiss and Marvin S. Wool, who are not employees and who serve on the Allegiant Bank loan committee, receive $2,500 per year and directors Douglas P. Helein and Thomas M. Teschner, who are not employees and who serve on the Allegiant Bank trust committee, receive $500 per year. Pursuant to our 1996 Directors' Stock Option Plan, non-employee directors who have served on our board of directors for at least two years receive options to purchase 5,000 shares of our common stock on the day after the annual meeting each year a director remains on our board of directors. Our chairman receives options to purchase a minimum of 9,899 shares per year. Options granted under the 1996 Directors' Stock Option Plan have a term of five years and have an exercise price of 110% of the fair market value at the time of grant.

         In 2002, our directors participated in our fee conversion plan for directors and committee members. That plan provides for the conversion of directors' fees into shares of our common stock.

Under the plan, the fees each director earns during a quarter are credited to an account established for the director. At the end of each calendar quarter, we determine the number of shares such director is entitled to receive, based on the amount of fees credited to the account and the closing price of our common stock as of that date. The shares of our common stock are then purchased for directors by contributing their fees to our dividend reinvestment and stock purchase plan.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of our officers and directors and their affiliates are customers of Allegiant Bank. All those customer transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable or unusual features.

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Directors' and Executives' Compensation Committee is composed entirely of the four outside directors named as signatories to the Directors' and Executives' Compensation Committee report above. Members of the committee do not have any relationships with us, our Chief Executive Officer or other executive officers which could be deemed to be interlocks.

           REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

         The audit committee oversees our financial reporting process on behalf of the board of directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. The audit committee operates under a written charter, which was approved and adopted by our board of directors in July 2001. Our independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

         In fulfilling its oversight responsibilities, the audit committee reviewed the audited financial statements in our annual report to shareholders with management, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee meets with the independent auditors, with and without management present, to discuss the scope and plans for the audit, results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting. The audit committee reviewed with the independent auditors the acceptability of our accounting principles and such other matters as are required to be discussed with the audit committee under generally accepted auditing standards, including Statement of Auditing Standard 61. In addition, the audit committee has discussed with the independent auditors the auditors' independence from management and the company, including the matters in the written disclosures and the letter required by the Independence Standards Board Standard No. 1.

         In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

         Each of the current members of the committee is an "independent" director within the meaning of the listing standards of the National Association of Securities Dealers, Inc.

April 5, 2003             Submitted by the Audit Committee
                          of the Board of Directors

                          C. Virginia Kirkpatrick (Chairperson)
                          Robert L. Chambers
                          Leon A. Felman
                          Douglas P. Helein
                          Nancy C. Pechloff
                          Thomas M. Teschner
                          John L. Weiss

         REPORT OF DIRECTORS' AND EXECUTIVES' COMPENSATION COMMITTEE
                          OF THE BOARD OF DIRECTORS

         The directors' and executives' compensation committee approves and recommends to our board of directors the compensation program for our directors, chief executive officer and other executive officers. The committee is composed entirely of independent directors.

         The committee has the following goals for the compensation programs relating to the executives of our company: 1) to provide motivation for the executives to enhance shareholder value by linking a portion of their compensation to the company's financial performance; 2) to provide motivation for the executives to enhance shareholder value by linking a portion of the compensation to the future appreciation in the value of the company's common stock; 3) to retain the executive officers who have led the company to high performance levels and allow the company to attract high quality executives in the future by providing total compensation opportunities which exceed competitive norms of the industry when superior company performance merits that compensation; 4) to maintain reasonable "fixed" compensation costs by targeting base salaries at competitive average to moderately below average levels, relying on competitively high bonus payments for superior performance; and 5) to reserve the right of the compensation committee to reward and recognize an executive's superior performance, which goes above and beyond annual goals and expectations, through additional cash or company stock incentives.

         Annual compensation of our executive officers consists of base salaries and, when appropriate, bonus compensation. Base salaries generally represent a large portion of the executive officers' total cash compensation. The committee believes that basing a portion of an executive officer's compensation on both our performance and that of the individual motivates the executive to perform at the highest possible level. Bonuses make up a smaller portion of the executive officers' total cash compensation. Bonuses are determined based upon our performance and that of the individual executive during the fiscal year. In evaluating performance, financial, non-financial and long-term strategic objectives are considered.

         As a central component of our executive officers' compensation program, the committee annually considers awarding executive officers options to acquire shares of our common stock. The committee believes that stock options provide a highly efficient form of compensation from both a cost and an accounting perspective, and that such awards provide an incentive to achieve our longer-term strategic goals by aligning the long-term financial interests of the executive officers with those of our shareholders. The committee also believes that significant levels of stock ownership and ownership potential will assist in retaining the services of the executive officers.

         In determining total compensation of our executive officers for 2002, the committee compared our financial performance against the objectives set by management and the board of directors at the beginning of the year. Based on this information, the committee determined a compensation range it believed fairly reflected our overall and relative financial performance and was reasonably competitive with other comparable companies in the commercial banking industry. The committee then reviewed the specific non-financial objectives established for each executive officer by our board of directors at the beginning of the year and evaluated each executive officer's performance with respect to such objectives.

         The committee recommended and the board approved the 2002 compensation of Mr. Hayes, the President and Chief Executive Officer of Allegiant Bancorp, Inc. and Allegiant Bank, in accordance with the policies described above for executive officers. The committee considered the following factors in determining the base salary for 2002 for Mr. Hayes: our company's success in attaining our financial goals for 2001 of increasing our diluted earnings per share by 15% over 2000, and comparative data for executive officers in similar positions with comparable bank holding companies. Based on these factors, Mr. Hayes' base salary remained at $370,000.

         For 2002, Mr. Hayes's base pay did not increase from 2001, however, he was eligible to earn a cash bonus ranging up to 40% of his base salary, a 34% increase in incentive compensation from the previous fiscal year. The financial objective for Mr. Hayes was attaining a 7% increase in diluted earnings per share in 2002 over 2001. The committee also considered specific operational and strategic objectives and assessed his ability to demonstrate the leadership and vision to achieve the long-term growth and profitability for the company. The committee assigned a priority weight of 90% of the annual bonus for the attainment of profitability goals. Based upon the results, Mr. Hayes earned a bonus of $148,000 in 2002 which represented approximately 40% of his base salary for 2002. Mr. Hayes was paid an additional $90,000 cash bonus in 2002 as part of the executive incentive bonus plan which provides a cash bonus pool for executive officers for the achievement of targeted growth in earnings per share for two consecutive years.

         On January 2, 2002, Mr. Hayes was granted an option to purchase 10,000 shares of our common stock. That grant was made in accordance with annual option grants outlined in our Incentive Stock Option Plan. On February 8, 2002, Mr. Hayes was granted 30,000 shares of restricted stock. In determining the amount of restricted stock and stock options granted to Mr. Hayes and other executives, the committee took into account its goal of aligning the interests of management with those of the shareholders through stock ownership, Allegiant's recent growth and the compensation packages received by executives at comparable financial institutions.

         As noted in the program described above, a significant portion of executive compensation is linked directly to individual and corporate performance, earnings per share and stock price appreciation. The committee intends to continue the policy of linking executive compensation to individual and corporate objectives and returns to shareholders, recognizing that the business cycle from time to time may result in an imbalance for a particular period.

April 5, 2003                      Submitted by the Directors' and
                                   Executives' Compensation Committee


                                   Lee S. Wielansky (Chairperson)

                                   Leland B. Curtis
                                   Michael R. Hogan
                                   Robert E. Wallace, Jr.

                     COMPENSATION OF EXECUTIVE OFFICERS

         The following table summarizes the compensation of our Chief Executive Officer and President and the four other most highly compensated executive officers during 2002, as well as the total compensation paid to each individual during the last three years.

                                            SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION       LONG-TERM COMPENSATION
                                            ---------------------    --------------------------
                                                                     RESTRICTED     SECURITIES
                                                                        STOCK       UNDERLYING        ALL OTHER
                                   PAYOUT     SALARY     BONUS         AWARDS      OPTIONS/SARS     COMPENSATION
NAME AND PRINCIPAL POSITION         YEAR        ($)       ($)            ($)            (#)              ($)
---------------------------         ----    ---------  ----------    -----------    -----------     ------------
Shaun R. Hayes                      2002     370,000     238,000      420,000 (1)      10,000          19,380 (2)
   President and Chief Executive    2001     370,000     190,000           --          30,000          15,630
   Officer of each of Allegiant     2000     361,748     120,000           --           9,899          10,496
   Bancorp, Inc. and Allegiant Bank

Jeffrey S. Schatz                   2002     180,000      70,000      210,000 (3)       7,500          18,859 (4)
   Executive Vice President and     2001     162,500      60,000           --           7,500          13,829
   Chief Financial Officer of each  2000     145,030      40,000           --           7,500           9,019
   of Allegiant Bancorp, Inc. and
   Allegiant Bank

Paul F. Glarner                     2002     220,000      85,000      210,000 (5)       7,500          17,105 (6)
   Executive Vice President and     2001     208,466      75,000           --           7,500          14,199
   Chief Lending Officer of each    2000     196,159      59,000           --           7,500          10,974
   of Allegiant Bancorp, Inc. and
   Allegiant Bank

Arthur E. Weiss (started 12/04/00)  2002     127,500     130,000      140,000 (7)       7,500          11,471 (8)
   Senior Vice President, Wealth    2001     125,000      75,000           --              --          10,250
   Management, Allegiant Bancorp,   2000      10,416          --           --           5,000
   Inc., and Executive Vice
   President, Wealth Management,
   Allegiant Bank

Thomas A. Daiber                    2002     160,000      60,000      210,000 (9)       7,500          15,681 (10)
   Executive Vice President of each 2001     140,000      48,000           --          14,500          12,217
   of Allegiant Bancorp, Inc. and   2000     108,493      37,000           --           5,000           8,882
   Allegiant Bank

-----------------------------

(1) On December 31, 2002 Mr. Hayes held 21,000 shares of restricted stock with a value of $382,620. Of the 30,000 shares of restricted stock granted to Mr. Hayes on February 8, 2002, 9,000 shares vested immediately, 3,000 shares will vest on the day following the 2003 annual meeting of shareholders, and 3,000 shares will vest on the day following each subsequent annual meeting of shareholders. We pay dividends on the shares of restricted stock granted.

(2) Consists of matching contributions to our qualified and unqualified plans of $18,050 and a taxable fringe benefit for the personal use of a company-owned vehicle of $1,330.

(3) On December 31, 2002 Mr. Schatz held 12,000 shares of restricted stock with a value of $218,640. Of the 15,000 shares of restricted stock granted to Mr. Schatz on February 8, 2002, 3,000 shares vested immediately, 1,500 shares will vest on the day following the 2003 annual meeting of shareholders, and 1,500 shares will vest on the day following each subsequent annual meeting of shareholders. We pay dividends on the shares of restricted stock granted.

(4) Consists of matching contributions to our qualified and unqualified plans of $15,371 and a taxable fringe benefit for the personal use of a company-owned vehicle of $3,488. Mr. Schatz became our Chief Financial Officer in February 2003.

(5) On December 31, 2002 Mr. Glarner held 12,000 shares of restricted stock with a value of $218,640. Of the 15,000 shares of restricted stock granted to Mr. Glarner on February 8, 2002, 3,000 shares vested immediately, 1,500 shares will vest on the day following the 2003 annual meeting of shareholders, and 1,500 shares will vest on the day following each subsequent annual meeting of shareholders. We pay dividends on the shares of restricted stock granted.


                                     12


(6) Consists of matching contributions to our qualified and unqualified plans of $15,634 and a taxable fringe benefit for the personal use of a company-owned vehicle of $1,472.

(7) On December 31, 2002 Mr. Weiss held 7,000 shares of restricted stock with a value of $127,540. Of the 10,000 shares of restricted stock granted to Mr. Weiss on February 8, 2002, 3,000 shares vested immediately, 1,000 shares will vest on the day following the 2003 annual meeting of shareholders, and 1,000 shares will vest on the day following each subsequent annual meeting of shareholders. We pay dividends on the shares of restricted stock granted.

(8) Consists of matching contributions to our qualified and unqualified plans of $10,867 and a taxable fringe benefit for the personal use of a company-owned vehicle of $604.

(9) On December 31, 2002 Mr. Daiber held 10,500 shares of restricted stock with a value of $191,310. Of the 15,000 shares of restricted stock granted to Mr. Daiber on February 8, 2002, 4,500 shares vested immediately, 1,500 shares will vest on the day following the 2003 annual meeting of shareholders, and 1,500 shares will vest on the day following each subsequent annual meeting of shareholders. We pay dividends on the shares of restricted stock granted. Mr. Daiber was succeeded as our Chief Financial Officer by Mr. Schatz in February 2003. Mr. Daiber has announced that, within the next few months, he intends to resign from his Executive Vice President position and become Chairman, President and Chief Executive Officer of Aviston Financial Corporation and Chairman and Chief Executive Officer for the State Bank of Aviston in southwestern Illinois on a full-time basis.

(10) Consists of matching contributions to our qualified and unqualified plans of $14,777 and a taxable fringe benefit for the personal use of a company-owned vehicle of $903.

                       EXECUTIVE RETENTION AGREEMENTS

         We have entered into an Executive Retention Agreement with our chief executive officer and president, Mr. Hayes, providing for certain benefits, in the event of a "change in control" (as defined in the Executive Retention Agreement) of our company, for termination of his employment by us, or the successor corporation to us, without "cause" (as defined in the Executive Retention Agreement) or if Mr. Hayes terminates his employment with "good reason" (as defined in the Executive Retention Agreement) within three years after a change in control. Benefits include that we or the successor corporation will be required to pay severance benefits consisting of a lump-sum cash amount equal to 2.99 times Mr. Hayes's annual base salary. The cash payment to Mr. Hayes will be increased to cover any Federal excise tax to which his cash payment is subject under the Internal Revenue Code of 1986, as amended. In addition, all options held by Mr. Hayes will become fully exercisable as of his date of termination and remain fully exercisable, except for incentive stock options, for six months following the date of termination. The agreement continues until the earlier of January 1, 2005 or the date Mr. Hayes's employment terminates.

         We have entered into Executive Retention Agreements with our executive officers, Messrs. Daiber, Glarner, Schatz and Weiss, providing for certain benefits, in the event of a "change in control" (as defined in the Executive Retention Agreement) of our company, for termination of their employment by us, or the successor corporation to us, without "cause" (as defined in the Executive Retention Agreement) or if they terminate their employment with "good reason" (as defined in the Executive Retention Agreement) within three years after a change in control. Benefits include that we or the successor corporation will be required to pay severance benefits consisting of a lump-sum cash amount equal to: a) 2.25 times the officer's highest annual compensation paid by the company in any one of the three most recent years for Messrs. Daiber, Glarner and Schatz, and b) 1.0 times the officer's highest annual compensation paid by the company in any one of the three most recent years for Mr. Weiss. The cash payment to each of Messrs. Daiber, Glarner, Schatz and Weiss is subject to reduction to the extent that such payment would require them to pay a Federal excise tax under the Internal Revenue Code of 1986, as amended. In addition, all options held by each of Messrs. Daiber, Glarner, Schatz and Weiss will become fully exercisable as of their respective dates of termination and, except for incentive stock options, remain fully exercisable for six months following the date of termination.

                    OPTION/SAR GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning stock option grants made in 2002 to the named executives. No SARs were granted in 2002.

                                             INDIVIDUAL GRANTS                                POTENTIAL REALIZABLE
                       ------------------------------------------------------------------           VALUE AT
                         NUMBER OF                                                               ASSUMED ANNUAL
                        SECURITIES     PERCENT OF TOTAL                                       RATES OF STOCK PRICE
                        UNDERLYING       OPTIONS/SARS                                           APPRECIATION FOR
                       OPTIONS/SARS      GRANTED TO        EXERCISE OR                          OPTION TERM (3)
                          GRANTED        EMPLOYEES IN      BASE PRICE       EXPIRATION      -----------------------
       NAME                 (#)          FISCAL YEAR       ($/SH) (1)        DATE (2)         5%($)         10%($)
       ----            ------------    ----------------    -----------      ----------      ---------     ---------
Shaun R. Hayes          10,000 (4)          3.82%            13.50      November 29, 2011    172,043       217,097

Thomas A. Daiber         7,500 (4)          2.87             13.50      November 29, 2011    129,032       162,823

Paul F. Glarner          7,500 (4)          2.87             13.50      November 29, 2011    129,032       162,823

Jeffrey S. Schatz        7,500 (5)          2.87             13.50      November 29, 2011    129,032       162,823

Arthur E. Weiss          7,500 (6)          2.87             13.50      November 29, 2011    129,032       162,823

------------------

(1) The exercise price may be paid in cash or, at the discretion of the committee, by shares of common stock already owned, valued at fair market value on the date of exercise, or a combination of cash and our common stock.

(2) The options terminate ten years after the date of grant; 12 months from termination for disability; three months from termination of employment for reasons other than retirement, disability or death; or immediately on termination for cause.

(3) The indicated 5% and 10% rates of appreciation are provided to comply with Securities and Exchange Commission regulations and do not necessarily reflect our views as to the likely trend in our common stock price. The effect of 5% and 10% rates of appreciation on our common stock held for the term of the stock options is demonstrated by the following: a share of our common stock purchased on January 2, 2002 at a price per share of $13.48 and held until November 29, 2011 would have a value of $17.20 at a 5% rate of appreciation, and a value of $21.71 at a 10% rate of appreciation. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on, among other things, the future performance of our common stock and overall market conditions. There can be no assurance that the amounts reflected herein will be achieved. Additionally, these values do not take into consideration the provisions of the options providing for nontransferability or delayed exercisability.

(4) The entire option grant became immediately exercisable on the date of grant. These options were granted to Messrs. Hayes, Daiber and Glarner pursuant to our employee stock option plan.

(5) Sixty percent of the entire option grant became immediately exercisable on the date of grant and 20% of the options granted become exercisable on each anniversary during the two-year period following their issuance.

(6) Forty percent of the entire option grant became immediately exercisable on the date of grant and 20% of the options granted become exercisable on each anniversary during the three-year period following their issuance.

             AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                       AND YEAR-END OPTION/SAR VALUES

         The following table presents certain information concerning stock options exercised in the year ended December 31, 2002, and options remaining unexercised at December 31, 2002 by the named executives.

                                                          NUMBER OF SECURITIES
                        SHARES                           UNDERLYING UNEXERCISED            VALUE OF UNEXERCISED
                       ACQUIRED                             OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/SARS
                          ON             VALUE             FISCAL YEAR-END (#)            AT FISCAL YEAR-END(1) ($)
                       EXERCISE        REALIZED       ----------------------------      ----------------------------
      NAME                (#)             ($)         EXERCISABLE    UNEXERCISABLE      EXERCISABLE   UNEXERCISABLE
      ----             --------        --------       -----------    -------------      -----------   -------------
Shaun R. Hayes           9,448           66,745         68,047            --              398,081          --

Jeffrey S. Schatz         --              --            10,500          12,500             64,860        75,840

Paul F. Glarner          8,700           37,166         28,200           9,300            136,002        67,596

Arthur E. Weiss           --              --             4,500           8,000             33,070        45,646

Thomas A. Daiber         1,500           11,063         23,100           7,000            139,220        52,490

---------------------

(1)   Based on our common stock closing price of $18.22 on December 31, 2002.

            COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG
             ALLEGIANT BANCORP, INC., THE NASDAQ NATIONAL MARKET
                          AND THE NASDAQ BANK INDEX

         The following graph compares an annual cumulative shareholder return over the period from December 31, 1997 through December 31, 2002 (including reinvestment of dividends) on an indexed basis with the Nasdaq index and the Nasdaq Bank index. The Nasdaq Bank index is a broad-based capitalization-weighted index of domestic and foreign common stocks of banks that are traded on the Nasdaq National Market (Nasdaq/NMS) as well as the SmallCap Market.


                      [Total Return Performance Graph]


                       ALLEGIANT BANCORP          NASDAQ BANK INDEX            NASDAQ COMPOSITE

12/31/97                   100.0000                   100.0000                    100.0000
12/31/98                    85.0000                    89.8400                    140.1000
12/31/99                    89.7200                    84.7000                    260.5100
12/30/00                    84.2600                    99.2700                    158.5700
12/31/01                   131.9000                   111.7100                    125.5900
12/31/02                   177.3600                   119.4400                     86.3700

Source:  Bloomberg L.P.

              SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and persons who own more than 10% of our outstanding stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission. To our knowledge, based solely on our review of such reports furnished to us and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our directors, executive officers and greater-than-ten percent shareholders were complied with during the year ended December 31, 2002, except for the following: Mr. Farrell filed one late Form 4 reporting four purchase transactions and Mr. Fellhauer filed one late Form 4 reporting one gift transaction.

                         INDEPENDENT PUBLIC AUDITORS

         On September 28, 2001, we acquired Southside Bancshares Corp. For tax reasons, the form of the transaction called for us to merge into Southside. However, for all other aspects, the surviving company was effectively Allegiant. On October 5, 2001, we filed a report on Form 8-K to report, pursuant to Item 4 thereof, the dismissal of KPMG LLP as the surviving company's independent auditors for the year ended December 31, 2001 and the appointment of Ernst & Young LLP to replace KPMG LLP. Prior to the merger with Southside, Ernst & Young LLP served as our independent auditors for each of the fiscal years ended December 31, 1999 and 2000. There have been no disagreements with our accountants on accounting or financial disclosure relative to the consolidated financial statements included in our 2002 Annual Report to Shareholders, which are incorporated herein by reference.

         Ernst & Young LLP served as our independent public auditors for 2002. We have not yet appointed our independent public auditors for 2003. We expect to do so by the end of the second quarter of fiscal year 2003. Representatives of the firm of Ernst & Young LLP are expected to be present at our annual meeting and will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

         The following fees were paid to Ernst & Young LLP for services rendered during the year ended December 31, 2002:

         o    Audit Fees. $155,708 for services rendered for the audit of
              ----------
              our financial statements and reviews of the financial statements included in our Forms 10-Q and 10-K.

         o    Financial Information Systems Design and Implementation Fees.
              ------------------------------------------------------------
              No fees were paid for services rendered in connection with the design or implementation of hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the financial statements taken as a whole.

         o    All Other Fees. $297,150 for other services rendered,
              --------------
              including audit related services of $24,068 and non-audit services of $273,082. Audit related services include fees for benefit plan audits, accounting consultations and SEC registration statements. Nonaudit services include fees for tax planning for the pending sale of Bank of Ste. Genevieve, other tax planning advice, and tax return preparation.

         The Audit Committee considered whether the provision of non-audit services by Ernst & Young LLP is compatible with maintaining Ernst & Young LLP's independence.

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                            SHAREHOLDER PROPOSAL

         On October 9, 2002, we received the following shareholder proposal from The Reverend Darrel C. Curtis, D.D.,D. Min-C:

         "I am requesting that my name be placed on the Official Ballot for the Office of Board of Directors of the Corporation."

         The proposed nomination of Reverend Curtis was not made in accordance with our director nomination procedures. The procedures, which are set forth in our by-laws and were specifically described in our Proxy Statement for our 2002 annual meeting, require a shareholder to provide us written notice of his or her intent to nominate an individual for election to the board of directors at this year's annual meeting not earlier than the 90th day prior to the annual meeting nor later than the close of business on the 60th day prior to the annual meeting. In addition, the notice must provide biographical information regarding the director nominee similar to information provided on directors in this Proxy Statement. The shareholder proposal was not submitted in accordance with either of these requirements. As a result, Reverend Curtis has not been properly nominated for a director at the meeting. Accordingly, a proxy marked "for" the shareholder proposal will not result in a vote being cast to elect him by the proxies in the election of directors.

         For information concerning Reverend Curtis, please contact Mary Beth Fleming, Investor Relations, Allegiant Bancorp, Inc., 10401 Clayton Road, St. Louis, Missouri 63131.

                          PROPOSALS OF SHAREHOLDERS

         Under applicable regulations of the Securities and Exchange Commission, all proposals of shareholders to be considered for inclusion in the Proxy Statement for the 2004 Annual Meeting of Shareholders must be received at our office, c/o corporate secretary, 10401 Clayton Road, St. Louis, Missouri 63131 by not later than November 22, 2003. In addition to satisfying the notice provisions of the proxy rules, a proposal by a shareholder must also meet the notice provisions set forth in our by-laws. Our by-laws provide that shareholder proposals, including nominations of directors, may be considered at a meeting of shareholders only if written notice of the proposal is received by our corporate secretary not less than 60 days and not more than 90 days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be delivered not earlier than the 10th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by us. Under our by-laws and based upon the presently scheduled date for the meeting, the date by which written notice of a proposal must be received by us to be considered at the 2004 annual meeting of shareholders no earlier than February 8, 2004 and no later than March 8, 2004.

         Any written notice of a shareholder proposal must include the following information: (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the Proxy Statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made;

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and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (1) the name and address of such shareholder, as they appear on our books, and of such beneficial owner, and (2) the class and number of shares of our common stock which are owned beneficially and of record by such shareholder and such beneficial owner.

                            DISCRETIONARY VOTING

         At the 2004 annual meeting, the individuals named in the proxy relating to such meeting will exercise discretionary authority to vote on any matter brought before the meeting with respect to which we were not provided notice before January 30, 2004. In addition, we will include in the Proxy Statement advice on the nature of the matter and how the individuals named in the proxy relating to such meeting intend to exercise their discretion to vote on each matter. Notwithstanding the above, the individuals named in the proxy relating to such meeting shall not exercise discretionary authority over a matter if: (1) we receive notice of the matter by January 30, 2004; (2) by January 30, 2004, the proponent of the matter provides us with a written statement that the proponent intends to deliver a Proxy Statement and form of proxy to holders of at least the percentage of our voting shares required under Missouri law to carry the proposal; (3) the proponent includes the same statement in our proxy materials filed under Rule 14a-6 of the Securities Exchange Act of 1934, as amended; and (4) immediately after soliciting the percentage of shareholders required to carry the proposal, the proponent provides us with a statement from any solicitor or other person with knowledge that the necessary steps have been taken to deliver a Proxy Statement and form of proxy to holders of at least the percentage of our voting shares required under Missouri law to carry the proposal.

                                ANNUAL REPORT

         Our annual report for the year ended December 31, 2002 has been mailed simultaneously to our shareholders.

         A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (EXCLUDING EXHIBITS), MAY BE OBTAINED BY ANY SHAREHOLDER, WITHOUT CHARGE, UPON WRITTEN REQUEST TO MS. MARY BETH FLEMING, INVESTOR RELATIONS, ALLEGIANT BANCORP, INC., 10401 CLAYTON ROAD, ST. LOUIS, MISSOURI 63131, 314-692-8800.

                                OTHER MATTERS

         As of the date of this Proxy Statement, our board of directors does not intend to present, nor has it been informed that other persons intend to present, any matters for action at the annual meeting, other than those specifically referred to herein. If, however, any other matters should properly come before the annual meeting, it is the intention of the persons named on the proxy to vote the shares represented thereby in accordance with their judgment as to our best interest on such matters.

                                        By Order of the Board of Directors,


                                        MARVIN S. WOOL
                                        Chairman

April 5, 2003

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                           ALLEGIANT BANCORP, INC.
                  PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                                 MAY 8, 2003

The undersigned hereby appoints Shaun R. Hayes and Kevin R. Farrell, and each of them, with or without the other, proxies with full power of substitution to vote as designated below, all shares of common stock, $0.01 par value, of Allegiant Bancorp, Inc. that the undersigned signatory hereof is entitled to vote at the Annual Meeting of Shareholders of Allegiant Bancorp, Inc. to be held at the Hilton St. Louis Frontenac Hotel, 1335 S. Lindbergh Blvd., St. Louis, Missouri at 3:00 p.m., local time, May 8, 2003, and all adjournments or postponements thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

1. ELECTION OF CLASS III DIRECTORS (three-year term expiring in 2006) The Board of Directors recommends voting "FOR" the election of the following nominees as Class III directors.

     NOMINEES: Leon A. Felman, Douglas P. Helein, Michael R. Hogan,
               C. Virginia Kirkpatrick, Marvin S. Wool

     FOR all nominees listed above              WITHHOLD AUTHORITY (to vote
     (except as marked to the contrary above)   for all nominees listed above)

     (INSTRUCTION: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above. Failure to follow this procedure to withhold authority to vote for any individual nominee will result in the granting of authority to vote for the election of such nominee.)

2. ELECTION OF Nancy C. Pechloff as a CLASS II DIRECTOR (two-year term expiring in 2005)
     The Board of Directors recommends voting "FOR" the election of Nancy C. Pechloff as a Class II director.

     FOR nominees listed in Item No. 2          WITHHOLD AUTHORITY (to vote for
     (except as marked to the contrary)         nominee listed in Item No. 2)


3.   Shareholder PROPOSAL for MEMBERSHIP as a Class III Director
     NOMINEE: Reverend Darrel C. Curtis    FOR     AGAINST

     (This proposal for election for membership on Allegiant Bancorp, Inc.'s Board of Directors was made by a shareholder proposal pursuant to the Securities Exchange Act of 1934. Although Allegiant Bancorp, Inc. has included the shareholder proposal in the Proxy Statement and this Proxy, the shareholder failed to comply with the director nomination procedures set forth in the By-Laws of Allegiant Bancorp, Inc. As a result of the shareholder's failure to comply with the By-Laws, Reverend Darrel C. Curtis may not be properly nominated for director at the meeting. Accordingly, an instruction to vote "FOR" the shareholder proposal will not be cast by the proxies as instructed.)

4. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment or postponements thereof.





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

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s), except as otherwise set forth in Item No. 3. If no direction is made, this proxy will be voted "FOR" the election of all nominees set forth in Item No. 1 and No. 2. The proxies cannot vote your shares unless you sign and return this card.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

THE BOARD OF DIRECTOR RECOMMENDS VOTING "FOR" THE ELECTION OF LEON A. FELMAN, DOUGLAS P. HELEIN, MICHAEL R. HOGAN, C. VIRGINIA KIRKPATRICK AND MARVIN S. WOOL AS CLASS III DIRECTORS AND NANCY C. PECHLOFF AS A CLASS II DIRECTOR AS SET FORTH IN ITEMS NO. 1 AND 2.

                              SIGNATURE(S):
                                           ------------------------------------

                              SIGNATURE(S):
                                           ------------------------------------

                              DATE:
                                   --------------------------------------------

                              Please sign exactly as name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney-in-fact, executor, administrator, personal representative, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                              PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.




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                                  APPENDIX

         Page 15 of the Proxy Statement contains a Total Return Performance Graph. The information in the graph is presented in a tabular format immediately following the graph.